EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into as of December 15, 1998, by and between D. Ry Wagner ("Employee") and Agritope, Inc., a Delaware corporation (the "Company").


1.       Services.
         --------

         1.1 EMPLOYMENT. The Company agrees to employ Employee as the Vice President - Research of the Company, and Employee hereby accepts such employment in accordance with the terms and conditions of this Agreement. Employment shall commence on the date of this Agreement and shall continue until terminated pursuant to the terms of this Agreement.


         1.2 DUTIES. Employee shall have the position named in Section 1.1 with such powers and duties appropriate to that office (a) as may be provided by the bylaws of the Company, (b) as set forth on Schedule 1.2 to this Agreement, and
(c) as determined by the Board of Directors from time to time. Subject to the provisions of Section 5.2.1, Employee's position and duties may be changed from time to time during the term of this Agreement, and Employee's place of work may be relocated, at the sole discretion of the Company's Board of Directors. Employee shall devote his full business time, attention and best efforts to the affairs of the Company and its subsidiaries during the term of this Agreement.


         1.3 OUTSIDE ACTIVITIES. Employee may engage in other activities, such as activities involving charitable, educational, religious and similar types of organizations (all of which are deemed to benefit Employer), speaking engagements, and similar type activities, and may serve on the board of directors of other corporations approved by the Board of Directors of Company, in each case to the extent that such other activities do not materially detract from or limit the performance of his duties under this Agreement, or inhibit or conflict in any material way with the business of the Company and its subsidiaries.


         1.4 DIRECTION OF SERVICES. Employee shall at all times discharge his duties in consultation with and under the supervision and direction of the Company's Board of Directors.


2.       Compensation.
         ------------

         2.1 SALARY. As compensation for services under this Agreement, the Company shall pay to Employee a regular salary to be established each year by the Compensation Committee of the Board of Directors, if there is such a committee, or if not, then by the Board of Directors. Effective January 1 of each year that this Agreement is in effect, such salary may be adjusted annually unless the Board of Directors in its discretion determines not to do so. Payment shall be made on a monthly basis, less all amounts required by law to be withheld or deducted, at such times as shall be determined by the Board of Directors.

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

         2.2 ADDITIONAL EMPLOYEE BENEFITS. Employee shall also have the right to receive or participate in (a) any additional benefits, including, but not limited to, vacation and sick leave policies, insurance programs, profit sharing or pension plans, and medical reimbursement plans, which may from time to time be made available by the Company to its employees and, (b) subject to meeting eligibility requirements, all incentive compensation plans of the Company. The Company shall reimburse Employee for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement, and substantiated by Employee.


         2.3 EXTRAORDINARY COMPENSATION. Employee shall have the right, in addition to all other compensation provided for in this Section 2, to additional extraordinary compensation in accordance with the following terms:


                  2.3.1 TERMINATION. In the event of termination of employment of Employee pursuant to Section 5.2.1, Employee shall continue to be paid the salary provided in Section 2.1 for 12 months in the manner and at the times at which regular compensation was paid to Employee during the term of his employment under the Agreement.


                  2.3.2 TERMINATION AFTER CHANGE IN CONTROL. In the event that the termination of the employment of Employee pursuant to Section 5.2.1 either
(a) occurs within 12 months following a change in control, within the meaning of the Securities Exchange Act of 1934, or sale of substantially all of the assets of the Company, or (b) is contingent upon such a change in control or sale of assets, Employee shall continue to be paid the salary provided in Section 2.1 for 24 months, provided, however, that the present value of the stream of payments to be made to Employee shall not exceed 295 percent of Employee's Annualized Includable Compensation (in which event the payments shall be reduced pro rata such that the present value thereof does not exceed such amount).


                  2.3.3 DEFINITIONS. The term Annualized Includable Compensation shall mean the average annual compensation payable by the Company that was includable in the gross income of Employee for the taxable years in the Base Period. The term Base Period shall mean the period consisting of the most recent five taxable years ending before the date on which the change in ownership or control occurs. Present value shall be determined by using a discount rate equal to 120 percent of the applicable Federal Rate (determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended) compounded semi-annually.


                  2.3.4  CHANGE  IN LAW.  The  parties  agree  that in the event
Section 280G or Section 4999 of the Internal Revenue Code is amended after the date hereof with the effect that any of the compensation payable to Employee by the Company pursuant to the foregoing provisions either (i) is not deductible for tax purposes from the gross income of the Company, or (ii) subjects Employee to a federal excise tax thereon, then, unless the parties otherwise agree, the foregoing provisions may be modified at the discretion of the Board of Directors in order to comply with the amended provisions of the Internal Revenue Code in order that, to the greatest extent possible, such compensation shall be so deductible by the Company and Employee shall not be subject to an excise tax thereon.

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

         2.4      Fees.
                  ----

                  2.4.1 All compensation earned by Employee, other than pursuant to this Agreement, as a result of services performed on behalf of the Company or as a result of or arising out of any work done by Employee in any way related to the scientific or business activities of the Company or its subsidiaries shall belong to the Company or such subsidiary. Employee shall pay or deliver such compensation to the Company or the subsidiary promptly upon receipt.


                  2.4.2 For the purposes of Section 2.4, "compensation" shall include, but is not limited to, all professional and nonprofessional fees, lecture fees, expert testimony fees, publishing fees, license fees, royalties, and any related income, earnings or other things of value; and "scientific or business activities of the Company" shall include, but not be limited to, any project or projects in which the Company or its subsidiaries are involved and any subject matter that is directly or indirectly researched, tested, developed, promoted or marketed by the Company or its subsidiaries.


3.       Confidential Information.
         ------------------------

         3.1 ACCESS TO INFORMATION. Employee acknowledges that in the course of his employment he will have access to proprietary information, trade secrets, and other confidential information, that such information is a valuable asset of the Company and that its disclosure or unauthorized use will cause the Company substantial harm. As used in this Agreement, the term "Confidential Information" means: any and all information of a proprietary or secret nature of the Company and its subsidiaries which is or may be either applicable to or related in any way to (i) their present or future businesses, (ii) their research and development or investigations, or (iii) the business of any of their licensees, licensors or customers. The term "Confidential Information" includes, without limitation, trade secrets, processes, data, know-how, improvements, inventions, techniques, marketing plans, research and development contracts and grants, strategies and information concerning customers or vendors, customer lists and customer leads, new project ideas and leads, all non-public financial information, and all information which is maintained in confidence or is designated as confidential by the Company or its subsidiaries for the protection of their businesses.


         3.2 OWNERSHIP. Employee acknowledges that all Confidential Information shall continue to be the exclusive property of the Company or its subsidiaries, whether or not prepared in whole or in part by Employee and whether or not disclosed to Employee or entrusted to his custody in connection with his employment by the Company.


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

         3.3 NONDISCLOSURE AND NONUSE. Unless authorized or instructed in writing by the Company, or required by legally constituted authority, Employee will not, except as required in the course of the Company's business, during or after his employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public other than by his act or failure to prevent accidental or negligent loss or release to any unauthorized person of the Confidential Information.


         3.4 RETURN OF CONFIDENTIAL INFORMATION. Upon request by the Company during or after his employment, and without request upon termination of employment pursuant to this Agreement, Employee will deliver immediately to the Company all Confidential Information; Employee will thereafter retain no excerpts, notes, photographs, reproductions or copies thereof.


         3.5 WORK MADE FOR HIRE. Employee agrees that all creative work, including without limitation designs, drawings, specifications, techniques, models and processes, prepared or originated by Employee for the Company or its subsidiaries, or during or within the scope of employment by the Company, which may be subject to protection under federal copyright law, constitutes work made for hire, all rights to which are owned by the Company; and, in any event, Employee assigns to the Company all rights, title, and interest, whether by way of copyright, trade secret, or otherwise, in all such work, whether or not subject to protection by copyright or similar laws.


         3.6 DURATION. The obligations set forth in this Section 3 will continue beyond the term of employment of Employee by the Company and for so long as Employee possesses Confidential Information.


4.       Noncompetition.
         --------------

         4.1 COVENANT. Subject to the provisions of Section 4.3, Employee covenants that Employee will not, throughout the United States, either individually or as a director, officer, partner, employee, agent, representative, or consultant with any business, directly or indirectly during the term of employment and for one year thereafter:


                  4.1.1 Engage or prepare to engage in any business which competes with the Company or its subsidiaries;


                  4.1.2 Induce or attempt to induce any person who is an employee of the Company or its subsidiaries during the term of this covenant to leave the employ of the Company or its subsidiaries; or


                  4.1.3 Solicit, divert or accept orders for products or services that are substantially competitive with the products or services sold by the Company or its subsidiaries from any customer of the Company or its subsidiaries.


Page 4 - EMPLOYMENT AGREEMENT--D. RY WAGNER

         4.2 ENFORCEMENT. Employee acknowledges and agrees that the time, scope and other provisions of this Section 4 have been specifically negotiated by sophisticated parties with the advice and consultation of counsel and specifically hereby agrees that such time, scope and other provisions are reasonable under the circumstances. Employee further agrees that if, at any time, despite the express agreement of the parties hereto, a court of competent jurisdiction holds that any portion of this Section 4 is unenforceable for any reason, the maximum restrictions reasonable under the circumstances, as determined by such court, will be substituted for any restrictions held unenforceable.


         4.3 RELEASE FROM OBLIGATION. In the event that Employee shall be entitled to extraordinary compensation pursuant to the provisions of Section 2.3, Employee may elect to waive all rights to receive such compensation from and after the date of such waiver in exchange for the release of Employee from the obligations of Sections 4.1.1 and 4.1.3. Such waiver shall be in writing, shall state that it is in consideration for the release of Employee from the obligations of Sections 4.1.1 and 4.1.3, and shall be effective when delivered to the Company. In the event of such a waiver, the amounts payable pursuant to the provisions of Section 2.3 shall be prorated through the period commencing on the date of termination of employment and ending on the date of delivery of the written notice of waiver to the Company. For example, if such waiver is delivered to the Company six months after the commencement of the one year period set forth in this Section, Employee shall be paid one-half of the amounts otherwise payable pursuant to the provisions of Section 2.3; in the event that the Employee shall have received more than such prorata share of such compensation, it shall be a condition of the Employee's rights under this Section that he shall have returned to the Company any amounts in excess of such prorata share with the delivery of the waiver notice to the Company.


5.       Termination.
         -----------

         5.1 VOLUNTARY RESIGNATION. Employee may terminate his employment under this Agreement by 90 days' written notice to the Company.


         5.2      Termination by the Company.
                  --------------------------


                  5.2.1 The Company may terminate Employee's employment under this Agreement without cause by 90 days' written notice to the Employee. If the Company shall substantially diminish Employee's salary, duties or title, or shall relocate the principal place where Employee's duties are performed to a place outside of the Portland metropolitan area, then Employee may elect (but shall not be required to do so) to treat such event as a termination without cause.


                  5.2.2 The Company may terminate Employee's employment under this Agreement by 30 days' written notice given at any time within six months after the Company determines that Employee (a) has committed a material breach of his obligations under this Agreement, and failed to cure such breach promptly after receipt of written notice thereof from the Board of Directors of the Company, (b) has willfully and continuously failed or refused to comply with the material policies, standards and regulations of the Company, (c) has been guilty of fraud, dishonesty or other acts of misconduct in rendering services on behalf of the Company, or (d) has failed to otherwise comply with the standards of behavior which an employer reasonably has the right to expect of an employee.


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

                  5.2.3 In the event that the Board of Directors shall reasonably determine that Employee has become physically or mentally disabled such that Employee shall be unable to render services to the Company to the same nature and extent as such services were rendered immediately prior to the disability, the Board of Directors may terminate Employee's employment under this Agreement by 60 days' written notice effective any time after the date 13 weeks following the determination of disability.


         5.3      Compensation Upon Termination.
                  -----------------------------


                  5.3.1 In the event of a termination under Section 5.1 or 5.2.2, Employee shall not be entitled to receive any compensation otherwise payable pursuant to Sections 2.2 or 2.3. Employee will be entitled to receive only: (i) salary payable under Section 2.1 through the day on which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee; and (ii) such other benefits, if any, as shall be determined to be applicable under the circumstances and in accordance with the Company's plans and practices in effect on the date of termination.


                  5.3.2 In the event of a termination under Section 5.2.1, Employee shall be entitled to receive extraordinary compensation payable pursuant to Section 2.3, if applicable. Employee will also be entitled to receive: (i) salary payable under Section 2.1 through the end of the month on which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee; (ii) maintenance in effect for the continued benefit of Employee and his dependents, at the expense of the Company, of all insured and self-insured medical and dental benefit plans in which Employee was participating immediately prior to termination, provided continued participation is possible under the general terms and conditions of such plans, until the earlier of the end of the salary period provided for in Section 2.3.2 or the date on which Employee obtains comparable insurance coverage from a new employer; and (iii) such other benefits, if any, as shall be determined to be applicable under the circumstances and in accordance with the Company's plans and practices in effect on the date of termination.


                  5.3.3 In the event of a termination under Section 5.2.3, or as a result of Employee's retirement or death, Employee (or Employee's estate) will be entitled to receive: (i) salary payable under Section 2.1 through the end of the month on which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee; (ii) such other benefits, if any, as shall be determined to be applicable under the circumstances and in accordance with the Company's plans and practices in effect on the date of termination; and (iii) such other awards or bonuses as the Board of Directors in its sole discretion may determine.


Page 6 - EMPLOYMENT AGREEMENT--D. RY WAGNER

6.       Remedies.
         --------

         The respective rights and duties of the Company and Employee under this Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity. Employee acknowledges that breach of this Agreement will cause irreparable harm to the Company and agrees to the entry of a temporary restraining order and preliminary and permanent injunction by any court of competent jurisdiction to prevent breach or further breach of this Agreement. Such remedy shall be in addition to any other remedy available to the Company at law or in equity.


7.       Severability of Provisions.
         --------------------------

         The provisions of this Agreement are severable, and if any provision hereof is held or unenforceable, it shall be enforced to the maximum extent permissible, and the remaining provisions of the Agreement shall continue in full force and effect.


8.       Attorney Fees.
         -------------

         In the event a suit or action is filed to enforce this Agreement or with respect to this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney's fees at the pre-trial stage, at trial or on appeal.


9.       Nonwaiver.
         ---------

         Failure of the Company at any time to require performance of any provision of this Agreement shall not limit the right of the Company to enforce the provision. No provision of this Agreement or breach thereof may be waived by either party except by a writing signed by that party. Any waiver of any breach of any provision of this Agreement shall be construed narrowly and shall not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.


Page 7 - EMPLOYMENT AGREEMENT--D. RY WAGNER

10.      Mediation and Arbitration.
         -------------------------

         10.1 DISPUTES. Except as provided in Sections 3 and 4, the Company and Employee agree to comply with the following two-step dispute resolution process with regard to any controversy or claim arising out of or relating to this Agreement or their employment relationship ("Dispute").


         10.2 MEDIATION. In the event of a Dispute the Company and Employee agree to submit it to mediation pursuant to the mediation services of Arbitration Service of Portland, Inc. ("ASP"). The mediation shall be conducted in Portland, Oregon, under the rules of ASP. The mediation will be conducted as promptly as possible, and in no event later than 90 days from the date when one party notifies the other of its intent to submit the Dispute to mediation or the termination of Employee's employment, whichever is later. The Company will pay the mediator's fees and other administrative costs of the mediation process. The parties shall bear their own attorneys' fees and other costs.


         10.3 ARBITRATION. In the event the Dispute is not successfully resolved through mediation, the parties agree that it shall be settled by arbitration administered through the arbitration services of ASP in accordance with its rules. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.


         The arbitrators shall have the authority to award such remedies or relief that a court of the State of Oregon could order or grant in an action governed by Oregon law, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but shall not be empowered to award punitive damages. The arbitration proceedings shall be conducted in Portland, Oregon.


11.      Notices.
         -------

         All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile, provided that the facsimile is promptly confirmed by


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

telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereunder, in the same manner, by such person:


         To Employee:

                  D. Ry Wagner
                  16160 SW Upper Boones Ferry Road
                  Portland, Oregon 97224-7744
                  Telephone:  (503) 670-7702
                  Facsimile:  (503) 670-7703

         To Company:

                  Agritope, Inc.
                  16160 SW Upper Boones Ferry Road
                  Portland, Oregon 97224-7744
                  Telephone:  (503) 670-7702
                  Facsimile:  (503) 670-7703
                  Attention:  Chief Executive Officer

         With a copy to:

                  Tonkon Torp LLP
                  888 SW Fifth Avenue, Suite 1600
                  Portland, OR  97204
                  Telephone:  (503) 802-2004
                  Facsimile:  (503) 972-3704
                  Attention:  Brian G. Booth


12.      Withholding.
         -----------

         All payments to be made to Employee under this Agreement will be subject to required withholding taxes and other deductions.


13.      Successors; Binding Agreement.
         -----------------------------

         13.1 Any Successor (as hereinafter defined) to Company shall be bound by this Agreement. At Employee's request, Company will seek to have any Successor assent to the fulfillment by Company of its obligations under this Agreement. For purposes of this Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), Company's business directly, by merger or consolidation, or indirectly, by purchase of the Employer's voting securities, all or substantially all of its assets or otherwise.


Page 9 - EMPLOYMENT AGREEMENT--D. RY WAGNER

         13.2 For purposes of this Agreement, "Company" shall include any corporation or other entity which is the surviving or continuing entity in respect of any amalgamation, merger, consolidation, dissolution, asset or stock acquisition or other form of business combination.


14.      Miscellaneous.
         -------------

         14.1 Except to the extent that the terms of this Agreement confer benefits that are more favorable to Employee than are available under any other employee benefit or executive compensation plan of Company in which Employee is a participant, Employee's rights under any such employee benefit or executive compensation plan shall be determined in accordance with the terms of such plan (as it may be modified or added to by Company from time to time).


         14.2 This Agreement constitutes the entire understanding between Company and Employee relating to the employment of Employee by Company and its subsidiaries and supersedes and cancels all prior agreements and understandings with respect to the subject matter of this Agreement. Employee shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Employee under such prior agreements and understandings.


         14.3 This Agreement may be amended but only by a subsequent written agreement of the parties.


         14.4 This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of Company and its successors and assigns.


         14.5 This Agreement shall be construed in accordance with the laws of the state of Oregon, without regard to any conflicts of laws rules thereof.


         14.6 All captions used herein are intended solely for convenience of reference and shall in no way limit any of the provisions of this Agreement.


Page 10 - EMPLOYMENT AGREEMENT--D. RY WAGNER

IN WITNESS HEREOF, the parties have executed this Employment Agreement as of the date first hereinabove written.



EMPLOYEE                                             AGRITOPE, INC.





                                                  By
-----------------                                    --------------------------
D. Ry Wagner                                         President and
                                                     Chief Executive Officer


Page 11 - EMPLOYMENT AGREEMENT--D. RY WAGNER

Schedule 1.2
Schedule 1.2 to Employment Agreement--D. Ry. Wagner





                          Specific Duties of Employee
                          ---------------------------


                              Duties of Employee as
                              ---------------------

                            Vice President - Research
                            -------------------------





         Responsible for research activities of the Company. Duties include supervising and planning all research activities, preparation of grant applications and administration of grants, publication of scientific results, liaison with scientific community, serve as the Company's representative on scientific advisory board, liaison with respect to research activities of strategic partners and licensees, and participation in negotiation of licenses and strategic partner agreements.


Schedule 1.2